Exhibit 99.1

FOR IMMEDIATE RELEASE
MEDIA CONTACT:	LAURA SOLL, PUBLIC RELATIONS (860) 688-4499 or (860) 833-4466 cell
ROCKVILLE FINANCIAL, INC. ANNOUNCES FIRST DIVIDEND
ROCKVILLE, CONN., AUGUST 9, 2006 — Rockville Financial, Inc. (NASDAQ Global Select Market “RCKB”), the parent of Rockville Bank, announced its first dividend since becoming a public company in Spring 2005. The dividend, in the amount of $0.04 per share, will be payable on August 31, 2006 to shareholders of record as of the close of business on August 21, 2006.
“We are happy to announce our first cash dividend to shareholders,” stated William J. McGurk, President and CEO of Rockville Bank. “We continue to enjoy solid growth because of our customers, businesses, employees, governance, communities, shareholders and others. We are committed to remaining independent and will pursue opportunities to enhance our future financial performance. Our focus on superior customer service will remain our top priority.”
Rockville Bank is an 18-branch community bank in Connecticut that provides a convenient banking lifestyle for the communities it serves in: Coventry; East Hartford; East Windsor; Ellington; Enfield; Glastonbury; Manchester; Rockville; Somers; South Glastonbury; South Windsor; Suffield; Tolland; and Vernon with four supermarket locations open seven days a week. For more information about Rockville Bank’s services and products, call (860) 291-3600 or visit www.rockvillebank.com.